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                                                                   Exhibit 10.15


                            [letterhead of PNCBANK]



December 12, 1997

PNC Bank, Delaware                     Associated Investments, Inc.
222 Delaware Avenue                    300 Delaware Avenue, Suite 564
Wilmington, DE 19899                   Wilmington, DE 19801-1612
Attention: A. David Vande Poele        Attention: Keith C. Hartman



Re:  CUSTODY AGREEMENT REGARDING PLEDGE OF STOCK

Gentlemen,

PNC Bank, National Association (the "Bank") has agreed to continue to extend credit to Associated Investments, Inc. ("AII") pursuant to that certain Letter Agreement dated as of December 12, 1997 (the "Letter Agreement") and that certain Amended and Restated Demand Note dated as of December 15, 1997 in the principal amount of $19,000,000 (the "Note"). As security for the indebtedness due the Bank under the Letter Agreement and the Note, AII has agreed to continue to pledge to the Bank, pursuant to the Amended and Restated Pledge Agreement attached hereto (together with any amendments, renewals, supplements or other modifications thereto from time to time, the "Pledge Agreement"), shares of common stock of Tele-Communications, Inc. (or other publicly traded stock acceptable to the Bank in its discretion) (the "TCI Stock") having a current market value at all times of at least 154% of all of the obligations of AII to the Bank, including without limitation the amount outstanding under the Letter Agreement and the Note,

At the request of AII, the Bank has agreed to continue to permit the Pledged Shares (as defined below) to be held by PNC Bank, Delaware, an affiliate of the Bank acting as agent for the Bank, in Delaware. By executing the duplicate original of this letter, PNC Bank, Delaware accepts and AII acknowledges the appointment of PNC Bank, Delaware as agent for the Bank. It is AGREED that PNC Bank, Delaware, as agent for the Bank, shall act in accordance with the following:

1. The Bank hereby directs PNC Bank, Delaware to hold for the use and benefit of the Bank (i) all of the TCI Stock pledged to the Bank pursuant to the Pledge Agreement and delivered to PNC Bank, Delaware, (ii) all TCI Stock and other securities which may from time to time be delivered to PNC Bank, Delaware, whether by substitution or otherwise, under the Pledge Agreement, (iii) all proceeds from any of the foregoing (collectively, the "Pledged Shares"), and (iv) all stock powers provided by AII in connection with the Pledged Shares.


2. PNC Bank, Delaware shall be the exclusive agent of the Bank and no other person with respect to the Pledged Shares.

3. The Bank shall have control over the use and disposition, whether by itself or through its agent, of the Pledged Shares to the extent provided in the Pledge Agreement.

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PNC Bank, Delaware
Associated Investments, Inc.
December 12, 1997
Page 2



4. AII shall not be permitted to withdraw and PNC Bank, Delaware shall not be permitted to deliver to AII any of the Pledged Shares without the prior written instruction of the Bank.

AII hereby agrees to indemnify and hold harmless PNC Bank, Delaware from any loss incurred by PNC Bank, Delaware, including but not limited to reasonable attorneys' fees, incurred in connection with such loss, which may arise out of or result from PNC Bank, Delaware acting as agent for the Bank with respect to the Pledged Shares or complying with the terms hereof. Notwithstanding the foregoing, AII shall not be required to indemnify PNC Bank, Delaware for any loss which was a result of the gross negligence or wilful misconduct of PNC Bank, Delaware or any of its officers, agents or employees.

This letter may be executed in one or more counterparts, each of which when executed by the parties hereto shall be regarded as an original, but all of which together shall constitute one and the same letter.

If the foregoing accurately reflects the understanding of the parties please execute the duplicate original of this letter and return the same to me.

Very truly yours,


PNC BANK, NATIONAL ASSOCIATION

By: /s/ Thomas A. Coates
    --------------------------------
    Thomas A. Coates, Vice President


Accepted and Agreed to this                 Accepted and Agreed to this
__ day of December, 1997                    12th day of December, 1997

PNC BANK, DELAWARE                          ASSOCIATED INVESTMENTS, INC.

By:                                         By: /s/ Keith C. Hartman
    ------------------------------              ------------------------------


Name:                                       Name: Keith C. Hartman
      ----------------------------                ----------------------------

Title:                                      Title: Controller
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